Exhibit 12

                       Statement re: Computation of Ratios


                            MARVEL ENTERPRISES, INC.


                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                         SIX MONTHS ENDED JUNE 30, 1999



Fixed Charges and Preference Dividends:

Interest Expense - Gross                                            16,335

Interest on Rent Expense                                               438
                                                                    -------

   Total Fixed Charges                                              16,773

Preference Stock Dividends                                           6,968
                                                                    -------

Total Fixed Charges and Preference Dividends                        23,741
                                                                    =======



Earnings:


Pretax (Loss)                                                       (9,396)

Fixed Charges                                                       16,773
                                                                    -------

   Total Earnings before Preference Dividends                        7,377


Preference Dividends                                                 6,968
                                                                    -------

Total Earnings                                                      14,345
                                                                    =======

Ratio of Earnings to Fixed Charges                                     -
                                                                    =======


Ratio of Earnings to Combined Fixed

Charges and Preference Dividends                                       -
                                                                    =======


For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends, earnings were calculated by adding pretax income (loss), interest expense, the portion of rents representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist of interest expense and the portion of rents representative of an interest factor. During the six months ended June 30, 1999, (i) earnings were insufficient to cover fixed charges and the dollar amount of the coverage deficiency was $9.4 million and (ii) earnings were insufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage deficiency was $9.4 million.